Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of PAB Bankshares, Inc. of our report, dated January 26, 2006, appearing in the Annual Report on Form 10-K of PAB Bankshares, Inc. for the year ended December 31, 2005.

Albany, Georgia
September 13, 2006